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                                  Exhibit 23.2



                              ACCOUNTANTS' CONSENT



         We have issued our report dated August 29, 1997, accompanying the consolidated financial statements of Towne Financial Corporation which are included in the Corporation's Annual Report on Form 10-KSB for the year ended June 30, 1997. We hereby consent to the incorporation by reference of said report in Towne Financial Corporation's Form S-8 as filed with the Securities and Exchange Commission on or about January 23, 1998.



/s/ Grant Thornton LLP

Cincinnati, Ohio
January 22, 1998